CARDIOVASCULAR SYSTEMS, INC. REPORTS FISCAL 2017
FIRST-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, October 26, 2016, at 3:45 PM CT (4:45 PM ET)

•	Revenues of $49.8 million grew 14% compared to first quarter last year

o	Peripheral revenue resumed year-over-year growth, increasing 9% to $38.2 million

o	Coronary revenue grew 33% to $11.6 million

•	Net loss improved $11.4 million to $(1.9) million

•	Adjusted EBITDA was positive at $2.6 million

•	Cash decline of $2.4 million included a $3.0 million payment to the Department of Justice

•	LIBERTY 360° Study 30-day results demonstrated high rates of freedom from Major Adverse Events (MAE) and procedural success, as well as quality of life improvements, across all Rutherford classes

St. Paul, Minn., October 26, 2016 – Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for peripheral and coronary artery disease, today reported financial results for its fiscal first quarter ended September 30, 2016.

The company’s first-quarter revenues were $49.8 million, a 14% increase from the first quarter of fiscal 2016. Coronary revenues grew 33% over last year, while peripheral revenue resumed year-over-year growth, increasing 9%.

The first-quarter gross profit margin increased to 81.0% from 80.0% in the prior-year period, driven by unit cost reductions and higher average selling prices. Operating expenses in the first quarter were 13% lower than the prior year, primarily reflecting management’s cost realignment initiatives and the timing of projects.

Net loss improved $11.4 million year over year, to a loss of $(1.9) million, or $(0.06) per share, compared to a net loss of $(13.3) million, or $(0.41) per share in the prior year period. Adjusted EBITDA was positive in the quarter at $2.6 million. Cash declined only $2.4 million for the quarter, including a $3.0 million initial payment for the company’s settlement with the Department of Justice.

Scott Ward, CSI’s Chairman, President and Chief Executive Officer, said, “Our top- and bottom-line results mark the third consecutive quarter of financial improvement, demonstrating significant progress toward our goal of driving attractive revenue growth, while moving toward positive cash flow and profitability.”

LIBERTY 360° Study
In August, Dr. George Adams, director of Cardiovascular and Peripheral Vascular Research at Rex Hospital in Raleigh, N.C., presented the 30-day results from the LIBERTY 360° study in a late-breaking presentation at the 2016 Amputation Prevention Symposium (AMP) in Chicago. LIBERTY 360° was a 1,200 patient, all-comers study in which physicians could use any FDA-approved endovascular device to treat patients. CSI’s Orbital Atherectomy System was used to treat nearly half of all lesions in the study, including over 60% of the lesions in the 100 patients with Rutherford 6 classification.

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Cardiovascular Systems, Inc.
October 26, 2016

LIBERTY 360° 30-day results demonstrated high rates of procedural lesion treatment success and freedom from MAE, as well as quality of life improvements, across all Rutherford classes including challenging Rutherford 6 patients.

“The results from the LIBERTY 360° study will provide us with valuable information about the clinical and economic outcomes of atherectomy in PAD patients,” said Dr. Adams, who served as one of the national principal investigators (PI) for the study. “This is the first device study to specifically include patients across all Rutherford classes, particularly the most severe form of PAD, Rutherford class 6. We saw a freedom from MAE rate of 90.7% for Rutherford class 6 patients at 30 days.”

Dr. Jihad Mustapha, Director of Cardiovascular Catheterization Laboratories, Metro Health Hospital, Wyoming, Mich., an additional national PI for LIBERTY 360° and author on the AMP abstract, said, “Procedural complications rarely resulted in post-procedural hospitalization in all Rutherford classes and, impressively, 78% of Rutherford class 6 subjects were discharged to their homes.” He concluded, “Early findings in this novel, all-comers PAD study suggest that ‘watchful waiting’ in Rutherford class 2-3 and ‘primary amputation’ in Rutherford class 6 may not be necessary. Percutaneous vascular interventions can be successful in these patient populations as well.”

Fiscal 2017 Second-Quarter Outlook
Ward said, “In the second quarter, we expect to demonstrate continued progress on our goal to provide attractive year-over-year revenue growth, while improving bottom-line and cash flow performance. Revenue is expected to grow 18% to 21% over prior year, with dramatic improvements from prior-year losses and cash flow.”

For the fiscal 2017 second quarter ending December 31, 2016, CSI anticipates:

•	Revenue in a range of $49.0 million to $50.0 million;

•	Gross profit as a percentage of revenues similar to the first quarter of fiscal 2017;

•	Operating expenses similar to the first quarter of fiscal 2017;

•	Net loss in the range of $(1.7) million to $(2.3) million, or loss per common share ranging from $(0.05) to $(0.07), assuming approximately 33.0 million average shares outstanding; and

•	Positive Adjusted EBITDA.

Conference Call Today at 3:45 p.m. CT (4:45 p.m. ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal first-quarter results today, October 26, 2016, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (877) 201-0168 and enter the access number 93470708. Please dial in at least 10 minutes prior to the call. To listen to the live webcast, go to the investor section of the company’s website, www.csi360.com, and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 and enter 93470708. The audio replay will be available beginning at 6:45 p.m. CT on Wednesday, October 26, 2016, through 10:59 p.m. CT on Wednesday, November 2, 2016.

Use of Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

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Cardiovascular Systems, Inc.
October 26, 2016

About Liberty 360
The LIBERTY 360° study is a prospective, observational, multi-center study evaluating the clinical and economic outcomes of endovascular interventions in patients with symptomatic peripheral artery disease (PAD), including critical limb ischemia (CLI), the most severe form of PAD. The study includes all commercially available technologies, including CSI’s Diamondback 360® Peripheral Orbital Atherectomy System, to treat PAD and CLI. The company completed enrollment of 1,204 patients across 51 sites in the United States in February 2016.

The LIBERTY 360° study includes patients with various levels of PAD ranked on the Rutherford classification scale, including Rutherford 6, those with the most severe form of PAD. Included in the analysis are 500 Rutherford class 2-3 patients, 589 Rutherford class 4-5 patients and 100 Rutherford class 6 patients. More information about the study design is available at www.ClinicalTrials.gov; identifier: NCT01855412.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360® and Diamondback 360 Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD)
CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in peripheral arteries in August 2007. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. The Stealth 360® Peripheral Orbital Atherectomy System (OAS) received CE Mark in October 2014. To date, over 275,000 of CSI’s devices have been sold to leading

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October 26, 2016

institutions across the United States. For more information, visit the company’s website at www.csi360.com.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) future revenue growth, cash flow and profitability; (ii) the LIBERTY study, including results of the study; and (iii) anticipated revenue, gross profit, operating expenses, net loss and Adjusted EBITDA. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, regulatory developments in the U.S. and foreign countries; FDA and similar foreign clearances and approvals; approval of our products for distribution in foreign countries; approval of products for reimbursement and the level of reimbursement; dependence on market growth; agreements with third parties to sell their products; our ability to negotiate and agree upon definitive documentation with a distribution partner in Japan; the experience of physicians regarding the effectiveness and reliability of CSI’s products; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to manage our sales force strategy; our actual research and development efforts and needs; our ability to obtain and maintain intellectual property protection for product candidates; our actual financial resources and our ability to obtain additional financing; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; investigations or litigation threatened or initiated against us; and general economic conditions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures:

Peripheral Products
The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has

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October 26, 2016

angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated. See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts this device to sale by or on the order of a physician.

Micro Crown OAS
CSI has commenced its COAST Investigational Device Exemption clinical trial to evaluate the safety and effectiveness of its new micro crown orbital technology in treating coronary arteries. This new system is limited by federal law to investigational use and is currently not commercially available in the United States or Japan.

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Cardiovascular Systems, Inc.
October 26, 2016

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2016	2015

Net revenues	$49,800	$43,871
Cost of goods sold	9,466	8,771
Gross profit	40,334	35,100
Expenses:
Selling, general and administrative	36,866	41,395
Research and development	5,335	6,941
Total expenses	42,201	48,336
Loss from operations	(1,867)	(13,236)
Other (income) and expense, net	(33)	2
Loss before income taxes	(1,834)	(13,238)
Provision for income taxes	24	23
Net loss	$(1,858)	$(13,261)

Net loss per common share:
Basic and diluted	$(0.06)	$(0.41)

Weighted average common shares used in computation:
Basic and diluted	32,985,081	32,210,874

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Cardiovascular Systems, Inc.
October 26, 2016

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	September 30,	June 30,
	2016	2016
ASSETS
Current assets
Cash and cash equivalents	$58,194	$60,638
Accounts receivable, net	24,308	23,128
Inventories	16,887	17,440
Marketable securities	704	684
Prepaid expenses and other current assets	1,999	2,992
Total current assets	102,092	104,882
Property and equipment, net	31,820	32,471
Patents, net	4,352	5,013
Other assets	70	40
Total assets	$138,334	$142,406

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,764	$8,506
Accrued expenses	21,341	26,993
Total current liabilities	30,105	35,499
Long-term liabilities
Other liabilities	5,285	6,010
Total liabilities	35,390	41,509
Commitments and contingencies
Total stockholders' equity	102,944	100,897
Total liabilities and stockholders' equity	$138,334	$142,406

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Cardiovascular Systems, Inc.
October 26, 2016

Cardiovascular Systems, Inc.
Supplemental Sales Information
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2016	2015

Device revenue	$45,851	$40,575
Other product revenue	3,949	3,296
Total revenue	$49,800	$43,871

PAD revenue	$38,214	$35,180
CAD revenue	11,586	8,691
Total revenue	$49,800	$43,871

New customers:
PAD	40	50
CAD	52	47

Reorder revenue %	98%	97%

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Cardiovascular Systems, Inc.
October 26, 2016

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table on the next page. In addition, an explanation of the manner in which CSI's management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management's decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table.

Cardiovascular Systems, Inc.
Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2016	2015

Net loss	$(1,858)	$(13,261)
Less: Other (income) and expense, net	(33)	2
Less: Provision for income taxes	24	23
Loss from operations	(1,867)	(13,236)
Add: Stock-based compensation	3,450	4,107
Add: Depreciation and amortization	1,017	940
Adjusted EBITDA	$2,600	$(8,189)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

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October 26, 2016

-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure

-- CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com	PadillaCRT Marian Briggs (612) 455-1742 marian.briggs@padillacrt.com Matt Sullivan (612) 455-1709 matt.sullivan@padillacrt.com
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